Exhibit 99.1

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined balance sheet and statements of operations are presented to give effect to the acquisition of BigBand Networks, Inc. (“BigBand”) by ARRIS Group, Inc. (“ARRIS”). The pro forma information was prepared based on the historical financial statements and related notes of ARRIS and BigBand (which are incorporated by reference in this document), as adjusted for the pro forma impact of applying the purchase method of accounting in accordance with Generally Accepted Accounting Principles in the United States (“US GAAP”). The pro forma adjustments are based upon available information and assumptions that the ARRIS believes are reasonable. The allocation of the purchase price of the BigBand acquisition reflected in these unaudited pro forma combined financial statements has been based upon preliminary estimates of the fair value of assets acquired and liabilities assumed. The pro forma adjustments are therefore preliminary and have been prepared to illustrate the estimated effect of the acquisition. The unaudited pro forma combined financial statements do not include any pro forma adjustments relating to costs of integration that the combined companies may incur as such adjustments would be forward-looking.

The unaudited pro forma combined balance sheet has been prepared to reflect the transaction as of September 30, 2011. The unaudited pro forma combined statements of operations combine the results of operations of ARRIS and BigBand for the calendar year ended December 31, 2010 and the nine months ended September 30, 2011 as if the transaction occurred on January 1, 2010.

The unaudited pro forma combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been achieved had ARRIS and BigBand been a combined company during the respective periods presented. These unaudited pro forma combined financial statements should be read in conjunction with ARRIS’ historical consolidated financial statements and related notes included in its Form 10-K for the fiscal year ended December 31, 2010 filed on February 25, 2011 and in its Form 10-Q for the nine months ended September 30, 2011 filed on November 4, 2011, as well as BigBand’s historical consolidated financial statements and related notes included in its Form 10-K for the fiscal year ended December 31, 2010 filed on March 9, 2011 and in its Form 10-Q for the nine months ended September 30, 2011 filed on November 9, 2011.

ARRIS GROUP, INC.

Unaudited Pro Forma Combined Balance Sheet

At September 30, 2011

(in millions, except share data)

	Historical		Pro Forma
	ARRIS	BigBand	Adjustments		Combined
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$575.0	$78.6	(162.4	)(a1)	$491.2
Restricted cash	3.6	—	—		3.6
Accounts receivable (net)	165.8	10.2	—		176.0
Other receivables	5.3	—	—		5.3
Inventories (net)	116.8	8.3	0.5	(b)	125.6
Deferred costs	—	1.4	(1.4	)(c)	—
Current deferred income tax assets	24.3	—	—		24.3
Prepaid and Other current assets	32.4	2.6	—		35.0

Total current assets	923.2	101.1	(163.3)		861.0
Property, plant and equipment (net)	57.6	6.4	—		64.0
Goodwill	233.4	1.6	(11.1	)(a4),(d)	223.9
Intangibles (net of accumulated amortization)	141.8	—	37.3	(a3)	179.1
Investments	47.2	42.3	—		89.5
Noncurrent deferred income tax assets	9.6	0.5	22.3	(e)	32.4
Other assets	5.4	5.5			10.9

	$1,418.2	$157.4	(114.8)		$1,460.8

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$38.9	$5.6	—		$44.5
Accrued compensation, benefits and related taxes	25.3	6.1	—		31.4
Deferred revenue	39.1	17.4	(9.8	)(f)	46.7
Accrued warranty	2.9	0.4	—		3.3
Current deferred income tax liability	—	0.3	—		0.3
Other accrued liabilities	19.7	3.1	8.6	(h)	31.4

Total current liabilities	125.9	32.9	(1.2)		157.6
Long-term debt, net of current portion	206.8	—	—		206.8
Accrued pension	18.0	—	—		18.0
Noncurrent income tax payable	22.5	1.1	—		23.6
Deferred revenue, net of current portion	1.3	6.8	(2.6	)(f)	5.5
Deferred taxes	21.1	—	0.8	(e)	21.9
Accrued long-term Israeli Severance Pay	—	4.2	—		4.2
Other long-term liabilities	15.0	0.3	—		15.3

Total liabilities	410.6	45.3	(3.0)		452.9

Total stockholders’ equity	1,007.6	112.1	(111.8	)(a2),(g)	1,007.9

	$1,418.2	$157.4	(114.8)		$1,460.8

ARRIS GROUP, INC.

Unaudited Pro Forma Combined Statement of Operations

For the nine months ended September 30, 2011

(in millions, except share data)

	Historical		Pro Forma
	ARRIS	BigBand	Adjustments		Combined
Net sales:
Products	$702.2	$33.7	$—		$735.9
Services	105.4	26.9	—		132.3

Total net sales	807.6	60.6	—		868.2
Cost of sales:
Products	449.9	20.9	—		470.8
Services	53.8	8.6	—		62.4

Total cost of sales	503.7	29.5	—		533.2

Gross margin	303.9	31.1	—		335.0
Gross margin %	37.6%	51.3%			38.6%
Operating expenses:
Selling, general and administrative expenses	108.4	26.3	—		134.7
Research and development expenses	108.7	32.0	—		140.7
Restructuring and impairment charges	1.0	2.0	—		3.0
Amortization of intangibles	26.8	—	3.5	(i)	30.3

Total operating expenses	244.9	60.3	3.5		308.7
Operating income	59.0	(29.2)	(3.5)		26.3
Other expense (income):
Interest expense	12.7	—	—		12.7
Gain on investments	(0.5)	—	—		(0.5)
Interest income	(2.4)	(0.6)	1.2	(j)	(1.8)
Loss (gain) on foreign currency	0.1	—	—		0.1
Other expense (income), net	(0.7)	—	—		(0.7)

Income from continuing operations before income taxes	49.8	(28.6)	(4.7)		16.5
Income tax expense (benefit)	7.9	0.6	(13.4	)(l),(m)	(4.9)

Net income from continuing operations	$41.9	$(29.2)	(8.7)		$21.4

Income from continuing operations per common share:
Basic	$0.35				$0.18

Diluted	$0.34				$0.17

Weighted average common shares:
Basic	121.1				121.1

Diluted	123.5				123.5

ARRIS GROUP, INC.

Unaudited Pro Forma Combined Statement of Operations

For the year ended December 31, 2010

(in millions, except share data)

	Historical		Pro Forma
	ARRIS	BigBand	Adjustments		Combined
Net sales
Products	$963.8	$73.6	—		$1,037.4
Services	123.7	38.1	—		161.8

Total net sales	1,087.5	111.7	—		1,199.2
Cost of sales:
Products	604.9	42.7	—		647.6
Services	58.6	11.8	—		70.4

Total cost of sales	663.5	54.5	—		718.0

Gross margin	424.0	57.2	—		481.2
Gross margin %	39.0%	51.2%			40.1%
Operating expenses:
Selling, general and administrative expenses	137.7	37.5	—		175.2
Research and development expenses	140.5	50.9	—		191.4
Restructuring and impairment charges	—	0.9	—		0.9
Amortization of intangibles	35.9	—	5.3	(i)	41.2

Total operating expenses	314.1	89.3	5.3		408.7
Operating income	109.9	(32.1)	(5.3)		72.5
Other expense (income):
Interest expense	18.0	—	—		18.0
Interest income	(2.0)	(1.2)	1.6	(j)	(1.6)
Bargain purchase gain	—	—	(9.5	)(k)	(9.5)
Loss (gain) on investments	(0.4)	—	—		(0.4)
Loss (gain) on debt retirement	(0.4)	—	—		(0.4)
Other expense (income), net	0.1	0.4	—		0.5

Income from continuing operations before income taxes	94.6	(31.3)	2.6		65.9
Income tax expense (benefit)	30.5	0.3	(11.4	)(l),(m)	19.4

Net income from continuing operations	$64.1	$(31.6)	14.0		$46.5

Income from continuing operations per common share:
Basic	$0.51				$0.37

Diluted	$0.50				$0.36

Weighted average common shares:
Basic	125.2				125.2

Diluted	128.3				128.3

The following pro forma adjustments have been made in the unaudited pro forma balance sheet presented above (in millions):

(a)	Adjustment to record ARRIS’ purchase of approximately 72.5 million shares of BigBand common stock at a purchase price of $2.24 per share:
1	Cash paid for shares - $2.24 per share	$162.4
2	Converted restricted stock that for which service was performed pre-acquisition	0.3

	Preliminary purchase price	$162.7

	Allocation of preliminary purchase price:
	Net tangible assets acquired and liabilities assumed	$113.4
3	Identifiable intangible assets	37.3
	Noncurrent deferred tax asset	22.3
	Noncurrent deferred tax liability	(0.8)
4	Goodwill	(9.5)

		$162.7

(b)	To adjust inventories to their fair values	0.5

(c)	To eliminate BigBand’s deferred costs associated with deferred revenue:
	Short-term	(1.4)

(d)	To eliminate BigBand’s historical goodwill	(1.6)

(e)	To recognize tax impacts related to the acquisition.
	Noncurrent deferred income tax assets	22.3
	Noncurrent deferred income tax liabilities	0.8

(f)	To record the difference between the fair value, representing the legal performance obligations under BigBand’s existing contracts, and historical carrying value of BigBand’s deferred revenue:
	Short-term	(9.8)
	Long-term	(2.6)

(g)	To eliminate Bigband’s historical stockholders’ equity	(112.1)

(h)	To accrue for certain severance, change of control and equity payments.	8.6

The following pro forma adjustments have been made in the unaudited pro forma combined statements of operations presented above (in millions):

		12/31/2010	9/30/2011
(i)	Amortization expense of purchased intangible assets	$5.3	$3.5

(j)	To reduce interest income to reflect cash use for funding acquisition at an average rate of 1.0%	1.6	1.2

(k)	To record the bargain purchase gain. On a pro forma basis, as of September 30, 2011, Goodwill resulting from the acquisition implies a bargain purchase gain. Between September 30, 2011 and November 21, 2011 (close date) BigBand lost approximately $10 million. As a result, the Goodwill recorded at the date of acquisition will not be negative, or a bargain purchase.	(9.5)

(l)	To adjust the tax provision to reflect the effect of the pro forma adjustments at the statutory tax rate of 38.5%	1.0	(1.8)

(m)	To reflect an income tax provision for Bigband at the statutory tax rate for historical pretax earnings.	(12.4)	(11.6)

Reclassifications

The following reclassifications have been made in the presentation of the historical financial statements to conform to the current presentation:

•	ARRIS’ long term deferred revenue of $1.3 million was reclassified from other noncurrent liabilities to long term deferred revenue.

•	ARRIS’ prepaid assets of $10.7 million were reclassified from prepaid assets to prepaid and other assets.

•	A portion of BigBand’s Marketable securities, $42.3 million, was reclassified from marketable securities to Investments.

•	BigBand’s interest receivable of $1.1 million was reclassified from prepaid and other current assets to cash, cash equivalents and short-term.

•	BigBand’s deferred costs of $1.4 million were reclassified from current portion of deferred revenues, net to deferred costs.

•	BigBand’s noncurrent deferred income tax assets of $0.5 million were reclassified from other assets to noncurrent deferred income tax assets.

•	BigBand’s accrued warranty of $0.4 million was reclassified from current portion of other liabilities to accrued warranty.

•	BigBand’s current deferred income tax liability of $0.3 million was reclassified from current portion of other liabilities to current deferred income tax liability.

•	BigBand’s noncurrent income tax payable of $1.1 million was reclassified from other long-term liabilities to noncurrent income tax payable.

•	Both ARRIS’ and BigBand’s stockholder equity individual accounts are included in total stockholders equity.

Preliminary Purchase Price Allocation

The total preliminary purchase price of the transaction and allocation of the preliminary purchase price is as follows (in millions):

Total purchase consideration – cash	$162.4
Converted restricted stock units that were earned pre-acquisition	0.3

Total purchase price	$162.7

Net tangible assets and liabilities:	$113.4
Identifiable intangible assets:
Existing technology	16.4
Order backlog	0.7
Customer relationships	12.4
In-process research & development	7.8
Noncurrent deferred tax assets	22.3
Noncurrent income taxes payable	(0.8)
Goodwill	(9.5)

Total purchase price	$162.7

Fair Value of Assets and Liabilities

Under the purchase method of accounting, the total purchase price as shown in the table above is allocated to the tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values. The purchase price was allocated using the information currently available, and ARRIS may adjust the preliminary purchase price allocation after obtaining more information regarding, among other things, asset valuations, liabilities assumed, and revisions of preliminary estimates. The excess of the purchase price over the net of the amounts assigned to tangible and identifiable intangible assets acquired and liabilities assumed is recognized as goodwill.

The unaudited pro forma combined financial statements are based on the estimates and assumptions set forth in the notes to such statements, which are preliminary and have been made solely for the purpose of developing such pro forma information. ARRIS expects that the existing technology will have an amortization period ranging from one to ten years. At this time, the work needed to provide the basis for estimating these fair values and amortization periods has not been completed. Below is a table which details the preliminary fair market value and useful life of each intangible asset:

Intangible Assets

	Preliminary Fair Market Value (in millions)	Preliminary Estimated Useful Life
Existing technology	$2.3	4 years
Existing technology	14.1	5 years
Customer relationships	12.4	10 years
In-Process Research and Development	7.8	Indefinite
Order backlog	0.7	13 months

Total	$37.3

Existing Technology

Approximately $16.4 million, or 44% of the identified intangible assets, has been preliminarily allocated to existing technology with an estimated useful life of either 4 or 5 years. The fair value of existing technology was determined based on an income approach using the discounted cash flow method. The remaining useful life for the existing technology was based on historical product development cycles, the projected rate of technology attrition, and the pattern of projected economic benefit of the asset.

These technologies include network-based platforms that enable cable multiple system operators (MSOs) and telecommunications companies to offer video services over coaxial, fiber and copper networks. These solutions include Broadcast Video, Telco TV, Switched Digital Video and IPTV (personalized Video) solutions. ARRIS believes that it will be able to leverage the market position and technologies in product solutions that encompass all of BigBand’s products and ARRIS’ products, in order to expand its market and market share. As a result, relatively higher value has been placed on the existing technologies of BigBand product solutions.

Customer Relationships

Approximately $12.4 million, or 33% of the identified intangible assets, has been preliminarily allocated to customer relationships with an estimated useful life of 10 years. The fair value of the customer relationships asset was determined based on an income approach using the discounted cash flow method. The remaining useful life of customer relationships was estimated based on customer attrition, new customer acquisition and future economic benefit of the asset. Key factors leading to the allocation include:

•

The cable and telecommunication operator industry, in general is dominated by large companies, resulting in customer concentration. The BigBand products are sold to cable MSOs and telecommunications companies worldwide. In particular, significant customers have included Verizon, AT&T, Cox and Time Warner Cable.

•	We believe that BigBand’s position with MSO’s are complementary and will expand ARRIS’s core customer relationships, creating synergistic value.

•	In addition, we believe relationships with telecommunications companies such as Verizon and AT&T will enable customer diversification.

In-Process Research & Development

ARRIS estimates that $7.8million, or 21% of the identified intangible assets represents in-process research and development (“in-process R&D”) primarily related to research and development projects of BigBand which had not yet reached technological feasibility, and if unsuccessful, have no alternative future use. Acquired in-process R&D assets are initially recognized at fair value and are classified as indefinite-lived assets until the successful completion or abandonment of the associated research and development efforts. Accordingly, during the development period after the acquisition date, this asset will not be amortized as charges to earnings; instead these assets will be subject to periodic impairment testing. Upon successful completion of the development process for the acquired in-process R&D project, the asset would then be considered a finite-lived intangible asset and amortization of the asset will commence. The fair value of the in-process R&D was determined based on an income approach using the discounted cash flow method. The preliminary remaining useful life is currently estimated to be 5 years from the completion date, but is subject to change based on a reassessment at the completion date. For pro forma purposes, we assumed that the in-process R&D had not been completed and no amortization is reflected in the pro forma combined statement of operations.

The project activities that fell within the in-process R&D valuation included: Media Services Platform (MSP), MSP-based QAM and Converged Video Exchange (CVEx)

Media Services Platform (MSP): This platform is designed to manage large numbers of IP video streams combined with rich media processing to enable a range of personalized video applications such as linear, zoned, and addressable advertising. Activities in this area are primarily focused on implementing a next generation product to provide ad insertion, and video processing capabilities as a replacement for the legacy broadband multimedia-services router.

MSP-based QAM: This platform provides new applications for the MSP platform within the cable market, providing RF QAM functionality. Activities in this area reflect work on a next-generation product.

Converged Video Exchange (CVEx): This platform is designed to manage large numbers of video sessions while optimizing network bandwidth utilization. Activities in this area are focused on incremental features targeted at providing specific functionalities within the platform.

Order Backlog

Approximately $0.7 million, or 2% of the identified intangible assets, has been preliminarily allocated to order backlog with an estimated useful life of 13 months. The fair value of order backlog was determined based on an income approach using the discounted cash flow method. The remaining useful life for the order backlog was based on the projected economic benefit expected to be received from the asset.

Goodwill

On a pro forma basis, as of September 30, 2011, Goodwill resulting from the acquisition implies a bargain purchase of $9.5 million. Between September 30, 2011 and November 21, 2011 (close date) BigBand lost approximately $11 million. As a result, Goodwill recorded at the date of acquisition will not be negative, or a bargain purchase.

Certain Impact on Future Financial Results

The pro forma combined balance sheet is as of September 30, 2011. The impact of adjusting certain assets and liabilities to fair market value will have an impact on the results of operations in future periods. A similar impact does not exist in the pro forma combined statement of operations since the assumed opening balance sheet is recorded at historical cost, not fair market value. Specifically, the change in fair market value of the following items is expected to impact the results of operations following the close of the transaction:

	At September 30, 2011 (in millions)			Impact on Future Results (in millions)
	BigBand Historic Value	BigBand Fair Market Value	Change	Sales	Gross Margin	Operating Income
Deferred revenue	$24.2	$11.8	$(12.4)	$(12.4)	$(12.4)	$(12.4)
Deferred cost	1.4	—	(1.4)	—	1.4	1.4
Inventory & COGS	8.3	8.8	0.5	—	(0.5)	(0.5)